                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                INTERFACE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                INTERFACE, INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                (INTERFACE LOGO)

                                INTERFACE, INC.
                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 2002

                             ---------------------

     The annual meeting of shareholders of Interface, Inc. (the "Company") will be held on Tuesday, May 21, 2002, at 3:00 p.m., at the Company's office located at 2859 Paces Ferry Road, Atlanta, Georgia, for the purpose of considering and voting upon:

                                                              RECOMMENDED
                            ITEM                                 VOTE
------------------------------------------------------------  -----------
1. The election of eleven members of the Board of Directors,      FOR
   five directors to be elected by the holders of the
   Company's Class A Common Stock and six directors to be
   elected by the holders of the Company's Class B Common
   Stock.
2. Such other matters as may properly come before the
   meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 18, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and Proxy solicited by the Board of Directors are enclosed herewith. Please date, sign and return the enclosed Proxy at your earliest convenience. Returning your Proxy in a timely manner will assure your representation at the annual meeting. You may, of course, change or withdraw your Proxy at any time prior to the voting at the meeting.

     Also enclosed is a copy of the Company's 2001 Annual Report to Shareholders.

                                          By order of the Board of Directors

                                          /s/ RAYMOND S. WILLOCH
                                          RAYMOND S. WILLOCH
                                          Secretary

April 15, 2002

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                                INTERFACE, INC.

                       2859 PACES FERRY ROAD, SUITE 2000
                             ATLANTA, GEORGIA 30339

                             ---------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for Class A Common Stock and Class B Common Stock by the Board of Directors of Interface, Inc. (the "Company") for use at the annual meeting of shareholders of the Company to be held on May 21, 2002, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on April 17, 2002.

     The record of shareholders entitled to vote at the annual meeting was taken as of the close of business on March 18, 2002. On that date, the Company had outstanding and entitled to vote 43,793,180 shares of Class A Common Stock and 7,031,347 shares of Class B Common Stock. Except for (i) the election and removal of directors, and (ii) class votes as required by law or the Company's Articles of Incorporation, holders of both classes of Common Stock vote as a single class. In all cases, holders of Common Stock (of either class) are entitled to cast one vote per share.

     Each Proxy for Class A Common Stock ("Class A Proxy") or Class B Common Stock ("Class B Proxy") that is properly executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees (Class A or Class B, as the case may be) listed herein under the caption "Nomination and Election of Directors." A Proxy given pursuant to this solicitation may be revoked by a shareholder who attends the meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, a Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company either an instrument revoking it or a duly executed Proxy for the same shares bearing a later date.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are included in the determination of the number of shares present and entitled to vote (to establish a quorum). Abstentions are the equivalent of a non-vote since directors are elected by a plurality of the votes cast. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone, fax or e-mail. The Company also has retained Georgeson & Company, Inc., a proxy solicitation firm, to assist in soliciting Proxies from beneficial owners of shares of the Company's Common Stock. The fee for such assistance will be $7,000 (plus expenses).

     The closing price of the Company's Class A Common Stock as reported on the Nasdaq National Market on April 5, 2002 was $6.26 per share. There is no public market for the Class B Common Stock (but Class B shares are convertible on a share-for-share basis into Class A shares).

                      NOMINATION AND ELECTION OF DIRECTORS
                                    (ITEM 1)

     The Bylaws of the Company provide that the Board of Directors shall consist of a maximum of 15 directors, the exact number of directors being established by action of the Board taken from time to time. The Board of Directors has set the number of directors at 11. The holders of Class B Common Stock are entitled to elect a majority (six) of the Board members. The holders of Class A Common Stock are entitled to elect the remaining (five) directors. The term of office for each director continues until the next annual meeting of shareholders and until his or her successor, if there is to be one, has been elected and has qualified.

     In the event that any nominee for director withdraws or for any reason is not able to serve as a director, each Proxy that is properly executed and returned will be voted for such other person as may be designated as a substitute nominee by the Board of Directors, but in no event will any Class A Proxy be voted for more than five nominees or Class B Proxy be voted for more than six nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

     Certain information relating to each nominee proposed by the Board, including his or her principal occupation during the past five years, is set forth below.

                                CLASS A NOMINEES

        NAME (AGE)                               INFORMATION

Dianne Dillon-Ridgley
(50).......................  Ms. Dillon-Ridgley was elected to the Board in
                             February 1997. Since 1997, Ms. Dillon-Ridgley has served as the U.N. Headquarters representative for the World YWCA (Geneva, Switzerland). From 1994 to 1997, Ms. Dillon-Ridgley served as President of Zero Population Growth, an organization concerned with population growth and the environment. From 1995 to 1998, she served as senior policy analyst with the Women's Environment and Development Organization, and from 1998 to 1999 she served as Executive Director of that organization. In 1994, she was appointed by President Clinton to the now-dissolved President's Council on Sustainable Development where she served as Co-Chair of the Council's International and Population/Consumption Task Forces. Ms. Dillon-Ridgley also serves on the Boards of five nonprofit organizations and one private company.

Dr. June M. Henton (62)....  Dr. Henton was elected as a director in February
                             1995. Since 1985, Dr. Henton has served as Dean of the College of Human Sciences at Auburn University, which includes a program in interior environments. Dr. Henton, who received her Ph.D. from the University of Minnesota, has provided leadership for a wide variety of professional, policy and civic organizations. As a charter member of the Operating Board of the National Textile Center, Dr. Henton has significant expertise in the integration of academic and research programs within the textile industry.

Christopher G. Kennedy
(38).......................  Mr. Kennedy was elected as a director in May 2000.
                             He became an Executive Vice President of
                             Merchandise Mart Properties, Inc. in Chicago, Illinois in 1994 and President in October 2000. Mr. Kennedy also serves on the Board of Directors of Merchandise Mart Properties. Since January 2000, he has served on the Board of Cantilever Technologies. Since 1994, he has served on the Board of Trustees of Ariel Mutual Funds. From 1997 to 1999, Mr. Kennedy served as the Chairman of the Chicago Convention and Tourism Bureau. Mr. Kennedy also serves on the Boards of three nonprofit organizations.

        NAME (AGE)                               INFORMATION

James B. Miller, Jr.
(61).......................  Mr. Miller was elected as a director in May 2000.
                             Since 1979, Mr. Miller has served as Chairman, President and Chief Executive Officer of Fidelity National Corporation, the holding company for Fidelity National Bank. Since February 1998, he has served as Chairman, since 1976 he has served as director, and from 1977 to 1997 he served as Chief Executive Officer and President, of Fidelity National Bank. Mr. Miller also has served as Chairman of Fidelity National Capital Investors, Inc., a subsidiary of Fidelity National Corporation, since 1992.

Thomas R. Oliver (61)......  Mr. Oliver was elected as a director in July 1998.
                             He has served as Chairman and Chief Executive Officer of Six Continents Hotels (formerly Bass Hotels and Resorts), the hotel business of Six Continents, PLC (formerly Bass PLC), since March 1997. Mr. Oliver also serves on the Executive Committee and the Board of Directors of Six Continents, PLC. From June 1996 until March 1997, Mr. Oliver served as Chief Executive Officer of AudioFax, Inc., an Atlanta-based telecommunications company.

                                CLASS B NOMINEES

        NAME (AGE)                               INFORMATION

Ray C. Anderson (67).......  Mr. Anderson founded Interface in 1973 and served as Chairman and Chief Executive Officer until his retirement as Chief Executive Officer and transition from day-to-day management on July 1, 2001, at which time he became non-executive Chairman of the Board. He chairs the Executive Committee of the Board and remains available for policy level consultation on substantially a full time basis. Mr. Anderson was appointed by President Clinton to the President's Council on Sustainable Development in 1996 and served as Co-Chair until the Council's dissolution in June 1999. He currently serves on the Boards of six nonprofit organizations.

Carl I. Gable (62).........  Mr. Gable, a director since March 1984, is a private investor. He was an attorney with the Atlanta-based law firm of Troutman Sanders LLP, from March 1996 until April 1998. Mr. Gable has served as a director of Fidelity National Corporation since July 2000. He also serves on the Boards of three nonprofit organizations.

Daniel T. Hendrix (47).....  Mr. Hendrix joined the Company in 1983 after having worked previously for a national accounting firm. He was promoted to Treasurer of the Company in 1984, Chief Financial Officer in 1985, Vice President-Finance in 1986, Senior Vice President-Finance in 1995, Executive Vice President in October 2000, and President and Chief Executive Officer in July 2001. He was elected to the Board in October 1996.

J. Smith Lanier, II (74)...  Mr. Lanier has been a director since 1973. He is
                             Chairman of the Board of J. Smith Lanier & Co., a general insurance agency based in West Point, Georgia. Mr. Lanier also serves as a director of two other private companies and two nonprofit organizations.

        NAME (AGE)                               INFORMATION

Leonard G. Saulter (75)....  Mr. Saulter has been a director since July 1987. He served as a Senior Vice President of the Company from October 1987 until June 1991. He served as President of Guilford of Maine, Inc. (now Interface Fabrics Group, Inc.) until January 1990, and as Interface Fabrics Group's Chairman from January 1990 until his retirement in June 1991. In October 1993, Mr. Saulter resumed the position of President of Interface Fabrics Group on an interim basis, serving until March 1994.

Clarinus C. Th. van Andel
(72).......................  Mr. van Andel, who has been a director since
                             October 1988, was a partner in the law firm of Schut & Grosheide, based in Amsterdam, until his retirement in January 1996. He served as Chairman of the supervisory board of Interface Europe B.V. (formerly Interface Heuga B.V. and Heuga Holding, B.V.), the Company's modular carpet subsidiary based in the Netherlands, from 1984 until 1996, when the supervisory board was dissolved.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

     Under the Company's Bylaws, election of each of the five Class A nominees requires a plurality of the votes cast by the Company's outstanding Class A Common Stock entitled to vote and represented (in person or by proxy) at the meeting. Election of each of the six Class B nominees requires a plurality of the votes cast by the Company's outstanding Class B Common Stock entitled to vote and represented (in person or by proxy) at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS A NOMINEES AND CLASS B NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE VOTED FOR EACH OF THE NOMINEES (CLASS A OR CLASS B, AS APPLICABLE) UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during 2001. All of the incumbent directors attended at least 75% of the meetings of the Board and of each committee of the Board on which they served that were held during the periods that they served.

     The Board of Directors has an Executive Committee currently composed of Ray
C. Anderson, Daniel T. Hendrix, Carl I. Gable and J. Smith Lanier, II. The Executive Committee met (in person or acting by unanimous written consent) six times during 2001. With certain limited exceptions, the Executive Committee may exercise all the power and authority of the Board of Directors in the management of the business and affairs of the Company.

     The Board of Directors also has a Compensation Committee currently composed of June M. Henton, Christopher G. Kennedy and Thomas R. Oliver. The Compensation Committee met (in person or acting by unanimous written consent) four times during 2001. The function of the Compensation Committee is to (i) evaluate the performance of the Company's senior executives, (ii) determine compensation arrangements for such executives, (iii) administer the Company's stock and other incentive plans for key employees, and (iv) review the administration of the Company's employee benefit plans.

     The Board of Directors also has an Audit Committee currently composed of Mr. Gable, James B. Miller, Jr. and Leonard G. Saulter. The Audit Committee met three times during 2001. The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are "independent," as required by applicable listing standards of Nasdaq. The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors. The function of the Audit Committee is to (i) serve as an independent and objective party to review the Company's financial statements, financial reporting process and internal control system, (ii) review and evaluate the performance of the Company's independent auditors and internal financial management, and (iii) provide an open avenue of communication among the Company's independent auditors, management, including internal financial management, and the Board.

     The Board of Directors also has a Nominating Committee, composed of Mr. Anderson, Dianne Dillon-Ridgley, Mr. Hendrix and Mr. Kennedy. The Nominating Committee did not meet in 2001. The function of the Nominating Committee is to review the qualifications of potential new candidates and nominate candidates to fill vacancies on the Board. The Nominating Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for shareholder proposals set forth in Article II, Section 9 of the Company's Bylaws.

             PRINCIPAL SHAREHOLDERS AND MANAGEMENT STOCK OWNERSHIP

     The following table sets forth, as of February 1, 2002 (unless otherwise indicated), beneficial ownership of each class of the Company's Common Stock by:
(i) each person, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, known by the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each nominee for director, (iii) the Company's Chief Executive Officer and four other most highly compensated executive officers, and (iv) all executive officers and directors of the Company as a group.

                                                                 AMOUNT AND                   PERCENT OF
                                                       TITLE     NATURE OF        PERCENT       CLASS A
                                                        OF       BENEFICIAL          OF          AFTER
BENEFICIAL OWNER (AND BUSINESS ADDRESS OF 5% OWNERS)   CLASS    OWNERSHIP(1)      CLASS(1)   CONVERSION(2)
----------------------------------------------------  -------   ------------      --------   -------------
Ray C. Anderson.................................      Class A       34,123(3)          *          7.5%
  2859 Paces Ferry Road, Suite 2000                   Class B    3,509,686(3)       48.5%
  Atlanta, Georgia 30339
Ariel Capital Management, Inc...................      Class A    9,128,290(4)(5)    20.8%
  200 E. Randolph Drive, Suite 2900
  Chicago, Illinois 60601
Dimensional Fund Advisors, Inc..................      Class A    3,085,000(4)(6)     7.0%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
ICM Asset Management, Inc. and..................      Class A    6,168,373(4)(7)    14.1%
  James M. Simmons
  601 W. Main Avenue, Suite 917
  Spokane, Washington 99201
Michael D. Bertolucci...........................      Class A        2,790             *            *
                                                      Class B      200,068(8)        2.7%
Brian L. DeMoura................................      Class B      310,404(9)        4.2%           *
Dianne Dillon-Ridgley...........................      Class B       44,000(10)         *            *
Carl I. Gable...................................      Class A          140(11)         *            *
                                                      Class B       85,244(11)       1.2%
Daniel T. Hendrix...............................      Class A       50,587(12)         *            *
                                                      Class B      433,850(12)       6.0%
June M. Henton..................................      Class B       41,000(13)         *            *
Christopher G. Kennedy..........................      Class A       28,728(14)         *            *
                                                      Class B        4,000(15)         *
J. Smith Lanier, II.............................      Class A       21,000(16)         *            *
                                                      Class B      341,648(16)       4.7%
James B. Miller, Jr.............................      Class A        4,000             *            *
                                                      Class B        4,000(17)         *

                                                                 AMOUNT AND                   PERCENT OF
                                                       TITLE     NATURE OF        PERCENT       CLASS A
                                                        OF       BENEFICIAL          OF          AFTER
BENEFICIAL OWNER (AND BUSINESS ADDRESS OF 5% OWNERS)   CLASS    OWNERSHIP(1)      CLASS(1)   CONVERSION(2)
----------------------------------------------------  -------   ------------      --------   -------------
Thomas R. Oliver................................      Class A       70,000             *            *
                                                      Class B       28,000(18)         *
Leonard G. Saulter..............................      Class A        6,000(19)         *            *
                                                      Class B       44,000(19)         *
Clarinus C.Th. van Andel........................      Class B      100,000(20)       1.4%           *
John R. Wells...................................      Class A       24,637(21)         *            *
                                                      Class B      339,689(21)       4.6%
All executive officers and directors............      Class A      243,279(22)         *         12.2%
  as a group (16 persons)                             Class B    5,799,110(22)      71.1%

---------------

  *  Less than 1%.

 (1) Shares of Class B Common Stock are convertible, on a share-for-share basis, into shares of Class A Common Stock. The number of Class A shares indicated as beneficially owned by each person or group does not include Class A shares such person or group could acquire upon conversion of Class B shares. The Percent of Class is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are exercisable within 60 days (not including Class A shares that could be acquired upon conversion of Class B shares), and that no other conversion rights, options or rights to subscribe have been exercised by anyone else.

 (2) Represents the percent of Class A shares the named person or group would beneficially own if such person or group, and only such person or group, converted all Class B shares beneficially owned by such person or group into Class A shares.

 (3) Includes 10,000 Class A shares held by Mr. Anderson's wife, although Mr. Anderson disclaims beneficial ownership of such shares. Includes 24,123 Class A shares that Mr. Anderson beneficially owns through the Company's Savings and Investment Plan. All Savings and Investment Plan information included in the above table is as of December 31, 2001. Includes 52,000 Class B shares that may be acquired by Mr. Anderson pursuant to exercisable stock options.

 (4) Based upon information included in statements as of December 31, 2001 provided to the Company by such beneficial owners.

 (5) All such shares are held by Ariel Capital Management, Inc. ("Ariel") for the accounts of clients. Ariel disclaims beneficial ownership of all such shares. Ariel, in its capacity as investment adviser, has sole voting power with respect to 8,616,590 of such shares and sole investment power with respect to all such shares. (John W. Rogers, Jr., Chairman and Chief Executive Officer of Ariel, may be deemed to beneficially own all such shares, but he disclaims such beneficial ownership.)

 (6) All such shares are held by Dimensional Fund Advisors, Inc. ("Dimensional") as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Dimensional, in its capacity as investment adviser, has sole voting and dispositive power with respect to all such shares.

 (7) All such shares are held by ICM Asset Management, Inc. ("ICM") as an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, and James M. Simmons, President of ICM. ICM, in its capacity as investment adviser, and Mr. Simmons have shared voting power with respect to 3,792,007 of such shares and shared dispositive power with respect to all such shares.

 (8) Includes 74,512 restricted Class B shares, and 100,399 Class B shares that may be acquired by Dr. Bertolucci pursuant to exercisable stock options. (See "Compensation Committee Report on Executive Compensation-Stock Options and Restricted Stock" below for a discussion of the restrictions on restricted stock.)

 (9) Includes 161,178 restricted Class B shares, and 149,226 Class B shares that may be acquired by Mr. DeMoura pursuant to exercisable stock options.

(10) All such shares may be acquired by Ms. Dillon-Ridgley pursuant to exercisable stock options.

(11) All such Class A shares are held by Mr. Gable as custodian for his son. Includes 44,000 Class B shares that may be acquired by Mr. Gable pursuant to exercisable stock options.

(12) Includes 3,327 Class A shares beneficially owned by Mr. Hendrix pursuant to the Company's Savings and Investment Plan. Includes 339,996 restricted Class B shares, and 93,854 Class B shares that may be acquired by Mr. Hendrix pursuant to exercisable stock options.

(13) Includes 39,000 shares that may be acquired by Dr. Henton pursuant to exercisable stock options.

(14) Mr. Kennedy serves on the Board of Trustees of Ariel Mutual Funds, for which Ariel Capital Management, Inc. serves as investment advisor and performs services which include buying and selling securities on behalf of the Ariel Mutual Funds. Mr. Kennedy disclaims beneficial ownership of all shares held by Ariel Capital Management, Inc. as investment advisor for Ariel Mutual Funds.

(15) All such shares may be acquired by Mr. Kennedy pursuant to exercisable stock options.

(16) Includes 400 Class A shares and 157,004 Class B shares held by Mr. Lanier's wife, and 44,000 Class B shares that may be acquired by Mr. Lanier pursuant to exercisable stock options. Mr. Lanier disclaims beneficial ownership of the shares owned by his wife.

(17) All such shares may be acquired by Mr. Miller pursuant to exercisable stock options.

(18) All such shares may be acquired by Mr. Oliver pursuant to exercisable stock options.

(19) All such Class A shares are held by Mr. Saulter's wife, and Mr. Saulter disclaims beneficial ownership of such shares. All such Class B shares may be acquired by Mr. Saulter pursuant to exercisable stock options.

(20) Includes 40,000 shares that may be acquired by Mr. van Andel pursuant to exercisable stock options.

(21) Includes 4,637 Class A shares beneficially owned by Mr. Wells pursuant to the Company's Savings and Investment Plan. Includes 171,666 restricted Class B shares, and 160,023 Class B shares that may be acquired by Mr. Wells pursuant to exercisable stock options.

(22) Includes 32,861 Class A shares that are beneficially owned by certain executive officers pursuant to the Company's Savings and Investment Plan. Includes 916,017 restricted Class B shares, and 969,391 Class B shares that may be acquired by all executive officers and directors as a group pursuant to exercisable stock options.

                    EXECUTIVE COMPENSATION AND RELATED ITEMS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth, for each of the last three fiscal years of the Company, certain information concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company, based on salary and bonus earned in fiscal 2001 (referred to herein as the "named executive officers"). For each of the last three fiscal years of the Company, the total amount of perquisites, personal benefits and other annual compensation paid to each named executive officer did not exceed the lesser of $50,000 or 10% of such officer's total annual salary and bonus.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                      COMPENSATION
                    ANNUAL COMPENSATION                                  AWARDS
                                                                                              ALL
                                                               RESTRICTED      SECURITIES    OTHER
                                                                 STOCK         UNDERLYING   COMPEN-
                                           SALARY     BONUS      AWARDS         OPTIONS     SATION
   NAME AND PRINCIPAL POSITION      YEAR     ($)       ($)       ($)(1)           (#)       ($)(2)
Ray C. Anderson                     2001   625,000       -0-         -0-          5,000     198,003
  Chairman(3)                       2000   571,736   297,303         -0-         80,000     195,927
                                    1999   560,213   336,000         -0-         10,000     203,978
Daniel T. Hendrix                   2001   450,000       -0-   1,241,060         87,669      84,207
  President and Chief               2000   331,892   273,796     101,888(4)     185,000      83,732
  Executive Officer                 1999   300,000   180,000     449,712         17,535      84,628
John R. Wells                       2001   357,083       -0-     475,537         33,592      13,080
  Senior Vice President             2000   325,000   309,689     119,660(4)      45,000       9,589
  (Division President)              1999   279,169   178,202     242,406         66,090       7,951
Brian L. DeMoura                    2001   305,385       -0-     415,061         29,320      11,497
  Senior Vice President             2000   270,241   269,082     119,660(4)      45,000       7,827
  (Division President)              1999   255,000   217,145     205,686         22,850       7,748
Michael D. Bertolucci               2001   273,750       -0-     170,621         12,053      14,437
  Senior Vice President             2000   259,167   213,812     105,668(4)      45,000       7,801
  (Subsidiary President)            1999   248,333   111,749      96,687         16,115       4,040

(1) Represents the dollar value of restricted stock awarded to the named executive officer (calculated by multiplying the number of shares awarded by the closing price of the Company's Class A Common Stock as reported by the Nasdaq National Market on the date of grant). As of December 30, 2001, 807,476 shares of restricted stock were held by various executive officers of the Company and its subsidiaries, with an aggregate value of $4.72 million (based on the closing price of the Company's Class A Common Stock as reported on the Nasdaq National Market on December 28, 2001). Awards of restricted stock vest in increments of one-third, with the first two one-thirds vesting upon no earlier than the second and fourth anniversaries, respectively, of the grant date and only if the price of the Company's Class A Common Stock has appreciated 15% per annum, compounded annually, as of such anniversary. The final one-third vests upon the ninth anniversary of the grant date. All such restricted shares vest on the ninth anniversary of the grant date if not vested previously under the stock price performance criteria.

(2) Includes the Company's matching contribution under the Company's Savings and Investment Plan and/or its Nonqualified Savings Plan ($18,145, $11,365, $12,540, $10,465 and $11,021 for Messrs. Anderson, Hendrix, Wells, DeMoura and Bertolucci, respectively, in 2001). Also includes the Company's payment of premiums on additional optional life insurance for the named executives ($6,858, $810, $540, $1,032 and $3,416 for Messrs. Anderson, Hendrix, Wells,
    DeMoura and Bertolucci, respectively, in 2001) and, in the case of Messrs. Anderson and Hendrix, the dollar value of the annual premiums paid by the Company under certain life insurance policies pursuant to split-dollar insurance agreements with such officers ($173,000 and $72,032, respectively, in 2001).

(3) Mr. Anderson retired as Chief Executive Officer on July 1, 2001, but continued throughout 2001 to participate in strategic policy decision making in his transition role as non-executive Chairman of the Board.

(4) Includes restricted Class B Common Stock awarded to the named executive officer in July 2000 which was issued in exchange for the cancellation of stock options that were awarded in January 1998, at the ratio of three shares of restricted stock per four stock options canceled. Thus, retroactively adjusting the January 1998 stock option awards to reflect a two-for-one stock split on June 15, 1998, 9,900 options awarded to Mr. Hendrix, 15,824 options awarded to Mr. Wells, 15,824 options awarded to Mr. DeMoura and 11,160 options awarded to Mr. Bertolucci were canceled in July 2000, and 7,425, 11,868, 11,868 and 8,370 shares of restricted stock, respectively, were awarded in lieu thereof in July 2000.

COMPENSATION PURSUANT TO SALARY CONTINUATION PLAN

     The Company maintains a nonqualified salary continuation plan (the "Salary Continuation Plan") which is designed to induce selected officers of the Company to remain in the employ of the Company by providing them with retirement, disability and death benefits in addition to those which they may receive under the Company's other benefit programs. The Salary Continuation Plan entitles participants to (i) retirement benefits upon retirement at age 65 (or early retirement at age 55) after completing at least 15 years of service with the Company (unless otherwise provided in the plan), payable for the remainder of their lives and in no event for less than 10 years under the death benefit feature; (ii) disability benefits payable for the period of any pre-retirement total disability; and (iii) death benefits payable to the designated beneficiary of the participant for a period of up to 10 years. Benefits are determined according to one of three formulas contained in the Salary Continuation Plan. The Salary Continuation Plan is administered by the Compensation Committee, which has full discretion in choosing participants and the benefit formula applicable to each. The Company's obligations under the Salary Continuation Plan are currently unfunded (although the Company uses insurance instruments to hedge its exposure thereunder); however, the Company is required to contribute the present value of its obligations thereunder to an irrevocable grantor trust in the event of a "Change in Control" (as such term is defined in the Salary Continuation Plan) of the Company.

STOCK OPTION GRANTS

     The following table sets forth information with respect to options granted to the named executive officers during fiscal 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS                                     POTENTIAL REALIZABLE VALUE
                            NUMBER OF     PERCENT OF                                     AT ASSUMED ANNUAL RATES
                            SECURITIES   TOTAL OPTIONS                                       OF STOCK PRICE
                            UNDERLYING    GRANTED TO        EXERCISE                          APPRECIATION
                             OPTIONS     EMPLOYEES IN        PRICE        EXPIRATION       FOR OPTION TERM(2)
           NAME             GRANTED(1)       2001        (PER SHARE)(1)      DATE          5%             10%
  Ray C. Anderson.........     5,000          0.7%           $4.750        11/26/11     $ 14,936      $   37,851
  Daniel T. Hendrix.......    87,669         11.8             8.453        01/16/11      466,052       1,181,068
  John R. Wells...........    33,592          4.5             8.453        01/16/11      178,577         452,548
  Brian L. DeMoura........    29,320          3.9             8.453        01/16/11      155,866         394,996
  Michael D. Bertolucci...    12,053          1.6             8.453        01/16/11       64,074         162,377

(1) All options were granted at an exercise price equal to the fair market value of the Class A Common Stock on the date of grant. These options vest ratably over a period of five years.

(2) These amounts represent certain assumed rates of appreciation only, from the original exercise price on the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Class A Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table sets forth, for each of the named executive officers,
(i) the number of shares of Common Stock received upon exercise of options, (ii) the aggregate dollar value received upon exercise, (iii) the number of options held at fiscal year-end, and (iv) the value of such options at fiscal year-end.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                     SHARES               NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                    ACQUIRED                   OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                       ON       VALUE      FISCAL YEAR-END (#)     FISCAL YEAR-END ($)(1)
                                    EXERCISE   REALIZED       EXERCISABLE/              EXERCISABLE/
               NAME                   (#)        ($)          UNEXERCISABLE             UNEXERCISABLE
Ray C. Anderson...................    -0-        -0-           36,000/75,000            25,600/81,500
Daniel T. Hendrix.................    -0-        -0-          59,854/250,150             9,338/37,350
John R. Wells.....................    -0-        -0-         141,757/106,577            48,475/66,413
Brian L. DeMoura..................    -0-        -0-          123,461/85,361             9,338/37,350
Michael D. Bertolucci.............    -0-        -0-           81,302/62,186             9,338/37,350

(1) Aggregate market value of the shares issuable upon exercise of the options (based on December 28, 2001 closing price for Class A Common Stock of $5.85 per share), less the aggregate exercise price payable by the named executive officer.

EMPLOYMENT AGREEMENTS

     In April 1997, the Company entered into employment agreements with each of the named executive officers, appointing them to their current respective positions. The agreements are substantially similar, except for such differences as are noted below. Mr. Hendrix's agreement was for an initial term of five years and thereafter has a rolling two-year term, such that the remaining term is always two years. Each of Messrs. Anderson's, Bertolucci's, DeMoura's and Wells' agreements is for a rolling two-year term such that the remaining term is always two years. The Company may terminate any of such agreements upon two years' notice. Mr. Hendrix is eligible under his agreement for an extraordinary bonus of up to $100,000 in each of the initial five years of the employment agreement if certain financial performance targets are achieved. These financial performance targets were not achieved in 2001, which was the last year of the arrangement.

     In the event that the Company terminates an officer's employment without just cause, the officer will be entitled to continue to receive his salary and bonus, and participate in certain employee benefit plans, for the remainder of the term of the agreement. The officer also will immediately vest in all unvested employee stock options, and a percentage of theretofore unvested restricted stock awards (as specified in the applicable restricted stock agreement). The employment agreements also contain provisions placing restrictions on the officer's ability to compete with the Company following the termination of the agreement.

CHANGE IN CONTROL AGREEMENTS

     In April 1997, each of the named executive officers entered into substantially similar "change in control agreements" with the Company. The agreements provide for certain benefits in the event of a termination of employment under certain circumstances in connection with a "Change in Control" (as defined in the agreements) of the Company. In general, each agreement provides benefits to the officer upon an "Involuntary Termination" (essentially, termination without cause) or a "Voluntary Termination" (essentially, resignation in the face of coercive tactics) occurring within 24 months after or six months prior to the date of a change in control. Upon any such termination, the officer will be entitled to receive the following benefits: (i) the officer's then-current salary, for the balance of the term, paid in a lump sum discounted to present value; (ii) bonus payments for the balance of the term, paid in a lump sum discounted to present value and based upon the bonuses received during the two years prior to the termination, as well as a prorated bonus for the year in which employment is terminated; (iii) continuation of health and life insurance coverage for the balance of the term; and (iv) continuation of eligibility to participate in Company retirement plans for the balance of the term, or the provision of comparable benefits. In addition, the officer will immediately vest in all unvested employee stock options and restricted stock awards in the event of a Change in Control. Benefits paid under the change in control agreements will be reduced by the compensation and benefits, if any, paid to an officer pursuant to his employment agreement with the Company. If the payment of any such benefits would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, the officer is entitled to receive a "gross-up" payment to cover the amount of the excise taxes and any related taxes on the gross-up payment.

     Mr. Hendrix's agreement was for an initial term of five years and thereafter has a rolling two-year term, such that the remaining term is always two years. Each of Messrs. Anderson's, Bertolucci's, DeMoura's, and Wells' agreements is for a rolling two-year term such that the remaining term is always two years. The Company generally may terminate any of such agreements upon two years' notice.

COMPENSATION OF DIRECTORS

     The Company has a policy pursuant to which non-employee directors ("outside directors") are paid an annual director's fee of $25,000, plus $1,000 for each Board or Board committee meeting attended.

     The Company has agreed to pay Leonard G. Saulter, who previously served as an executive officer of the Company, a retirement benefit of $15,000 per year beginning in 1999 and for the remainder of his life. The Company made the required payment during 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2001, the Company paid premiums to J. Smith Lanier & Co., an insurance agency, of approximately $3,542,272 in connection with insurance policies purchased on behalf of the Company. J. Smith Lanier, II, a director of the Company, has a substantial ownership interest in this insurance agency. Management of the Company believes that the insurance brokerage transactions were effected on terms at least as favorable to the Company as could have been obtained from other sources or unrelated parties in view of the nature of the transactions and the services rendered.

     The Company has made loans to Ray C. Anderson, its Chairman, primarily in connection with Mr. Anderson's payment of income taxes that were due prior to the payment of expected compensation from the Company. The largest aggregate amount of such indebtedness outstanding at any time during fiscal 2001 was $600,958. The indebtedness bears no interest, and the amount outstanding as of March 31, 2002, was $601,217.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation awards and achievement criteria for the Company's senior management are recommended annually by the Company's Chief Executive Officer, and reviewed and approved by the Compensation Committee of the Board of Directors. The current members of the Compensation Committee are June M. Henton, Christopher G. Kennedy and Thomas R. Oliver (Chair), all of whom are outside directors.

     The Company's compensation program is designed to enable the Company to attract, motivate and retain outstanding senior management. The program consists of three principal components: (i) competitive base salaries, (ii) annual, variable cash bonuses based on the achievement of established financial and, for certain executives, nonfinancial objectives, and (iii) long-term stock option and restricted stock incentives. Under the program, a substantial portion of an executive's compensation is directly linked to the Company's financial performance and the interests of shareholders. The Committee strives to administer the program to present total compensation packages for senior executives of the Company that are commensurate with the responsibilities undertaken by the executives, and that are competitive with packages offered by comparable companies.

     The Company periodically engages a nationally recognized consulting firm to assist it in developing appropriate compensation packages for senior executives. Information concerning compensation offered by other employers in the industry, as well as other publicly traded companies similar in size and growth rate to the Company, is considered as one of several factors in developing such compensation packages. The Committee generally targets the median for base salaries and third quartile for total cash compensation (base salary and bonus) provided objectives are substantially achieved. Certain of the companies considered from time to time are included in the companies comprising the "self-determined peer group" index used in the performance graph below.

     Base Salary. Base salary compensation is based on a variety of factors, including the executive's level of responsibility, time with the Company, geographical cost-of-living considerations and individual contribution and performance, as well as internal equalization policies of the Company, comparison to executive pay outside of the Company, and general economic conditions. (Evaluation of certain of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered.) In fiscal 2001, three of the senior executives received raises in base salary in connection with promotions (Mr. Hendrix, who was promoted to President and Chief Executive Officer, was the only named executive officer that received a raise in base salary in 2001).

     Bonuses. The Company's incentive compensation program is tied to Company, business unit (subsidiary) and individual performance. Each executive officer of the Company (including the Chief Executive Officer) is assigned a range of bonus potential (expressed as a percentage of base salary), and a personalized set of financial and, in some cases, nonfinancial objectives for the year. Evaluation of nonfinancial objectives is, inherently, somewhat subjective, and equal weight is assigned to each of these objectives. For fiscal 2001, 70% to 100% of each executive officer's bonus potential was based on measurable financial performance. Typical relative weights assigned to financial objectives are indicated below. The amount of bonus earned is determined by the degree to which the financial and nonfinancial objectives have been achieved.

     For the senior executives of the Company who are directly accountable for the profitability of subsidiaries or business groups, financial objectives for 2001 were at least 90% of the bonus opportunity and focused on: (i) operating income for operations managed, (ii) VBM (value-based management/cash flows) for opera-tions managed, and (iii) earnings per share. These financial objectives typically were assigned equal relative weights. Nonfinancial objectives for such senior executives are tailored to their respective markets and geographic regions, but consistently focus on sales and competitive strategies, strategic acquisitions, investments and alliances, synergistic cooperation with affiliated companies, technological advancements, quality control measures and employee relations.

     Mr. Anderson's financial objectives for 2001 (100% weight) were based on:
(i) operating income, (ii) VBM, and (iii) earnings per share. These financial objectives were assigned equal relative weights. Application of the formula, based on Mr. Anderson's achievement of target levels for his bonus objectives in 2001, rendered no bonus.

     Mr. Hendrix's financial objectives for 2001 (70% weight), which were set at the time he held the positions of Executive Vice President, Chief Financial Officer and Treasurer, were based on: (i) operating income, (ii) VBM, and (iii) earnings per share. Relative weights assigned to such financial objectives were 25%, 25% and 20%, respectively. Application of the formula, based on Mr. Hendrix's achievement of target levels for his bonus objectives in 2001, rendered no bonus.

     Stock Options and Restricted Stock. The Company also utilizes grants of stock options and restricted stock awards to its executives to strengthen the mutuality of interests between the Company's senior management and shareholders. Awards in recent years have been based on a long-term incentive stock program developed with the assistance of a nationally known consulting firm and adopted in January 1997. The award to Mr. Hendrix in January 2001 recognized his pending promotion to the position of President and Chief Executive Officer effective July 1, 2001.

     Stock options and restricted stock awards help to retain and motivate executives. Options granted under the Company's stock option plans have an exercise price equal to at least 100% of the market price of the underlying Common Stock on the date of grant. Thus, the options only have value if the market price of the Company's stock rises. Moreover, options granted under such plans typically vest incrementally over a five-year period, compelling an executive to remain with the Company for a significant time period before being able to fully recognize the value of the options. The five-year vesting schedule also serves to focus executives on the long-term objectives of the Company.

     Similarly, restricted stock awards increase in value as the market price of the Company's stock rises. Such awards also vest over a period of multiple years; the executive generally must remain employed with the Company for a period of nine years from the date of grant to completely vest in an award. The Committee believes stability of quality management and a proper focus on long-term Company objectives provide for enduring shareholder value. Each of the named executive officers holds stock options and/or restricted stock. Information concerning awards of stock options and restricted stock to the named executive officers in 2001 is shown in the "Summary Compensation Table" and the "Option Grants in Last Fiscal Year" table above.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. Certain performance-based compensation, however, is not subject to the limit on deductibility imposed by Section 162(m). In particular, executive compensation under the Company's executive bonus plan qualifies for deductibility under
Section 162(m).

     The foregoing policies and programs are subject to change as the Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and serve the objectives of the Company and its shareholders.

                                          THE COMPENSATION COMMITTEE

                                          June M. Henton
                                          Christopher G. Kennedy
                                          Thomas R. Oliver (Chair)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Dr. Henton, Mr. Kennedy and Mr. Oliver. No member of the Compensation Committee is an officer or employee, or former officer or employee, of the Company or any of its subsidiaries.

PERFORMANCE GRAPH

     The following graph compares, for the five-year period ended December 30, 2001, the Company's total return to shareholders (stock price increase plus dividends, divided by beginning stock price) with that of (i) all U.S. companies listed on The Nasdaq Stock Market, and (ii) a self-determined peer group comprised primarily of companies in the commercial interiors industry.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS ($)

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------------------
                             12/29/96     12/28/97     1/03/99      1/02/00      12/31/00     12/30/01
-------------------------------------------------------------------------------------------------------
 Interface, Inc.              100.0        151.2         98.4         62.4         97.9         67.5
 Nasdaq Stock Market
  (U.S. Companies)            100.0        117.7        172.5        320.4        192.7        155.9
 Self-Determined Peer
  Group                       100.0        133.9        142.2        109.4         93.2        100.2

---------------

Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.

B. The indices are reweighted daily, using the market capitalization on the previous trading day.

C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 12/29/96.

E. The Company's fiscal year ends on the Sunday nearest December 31.

F. The following companies are included in the self-determined peer group:
   Actuant Corporation (formerly known as Applied Power, Inc.); Armstrong Holdings, Inc.; BE Aerospace, Inc.; Burlington Industries, Inc.; The Dixie Group, Inc.; Hon Industries Inc.; Herman Miller, Inc.; Kimball International, Inc.; Mohawk Industries, Inc.; and USG Corp. Shaw Industries, Inc., which in prior years was included in the Company's self-determined peer group, has been removed from the group because, effective at the close of business on January 8, 2001, its shares ceased trading on the New York Stock Exchange as a result of the acquisition of Shaw Industries by an investor group led by Berkshire Hathaway Inc.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq National Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during fiscal 2001 all filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with.

                INFORMATION CONCERNING THE COMPANY'S ACCOUNTANTS

     BDO Seidman, LLP served as the independent auditors for the Company during fiscal 2001. Management of the Company anticipates that BDO Seidman, LLP will be the independent auditors for the current fiscal year, but the Board of Directors has not yet considered the selection of public accountants for the current year. Representatives of BDO Seidman, LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed the Company by BDO Seidman, LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal 2001 included in the Company's annual report on Form 10-K for the year ended December 30, 2001, and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the quarters ended April 1, 2001, July 1, 2001 and September 30, 2001, were $1,127,817.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BDO Seidman, LLP provided no financial information systems design and implementation services to the Company and thus did not bill the Company for such services.

ALL OTHER FEES

     The aggregate fees billed the Company by BDO Seidman, LLP for all other services were $485,398, including $177,555 for audits of immaterial subsidiaries, $12,400 for audits of employee benefit plans, $2,370 for services related to the Company's S-8 filing regarding an amendment to the Omnibus Stock Incentive Plan, $271,453 for tax consulting services and $21,620 for other accounting fees.

                             AUDIT COMMITTEE REPORT

     The Audit Committee operates pursuant to an Audit Committee Charter that was adopted by the Board of Directors. The Company's management is responsible for its internal accounting controls and the financial reporting process. The Company's independent accountants, BDO Seidman, LLP, are responsible for performing an audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes.

     In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with management and BDO Seidman, LLP. In addition, the Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committee," as currently in effect. In addition, the Audit Committee has received the written disclosures from BDO Seidman, LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of those services discussed above under the caption "All Other Fees" by BDO Seidman, LLP is compatible with maintaining BDO Seidman, LLP's independence.

     The Board of Directors, in its business judgment, has determined that all three members of the Audit Committee are "independent," as required by applicable listing standards of Nasdaq. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of auditing or accounting, including in respect of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO Seidman, LLP. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has followed appropriate accounting and financial reporting principles or maintained appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are "independent."

     Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Company's annual report on Form 10-K for the year ended December 30, 2001 for filing with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE

                                          Carl I. Gable (Chair)
                                          James B. Miller, Jr.
                                          Leonard G. Saulter

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the Company's 2003 annual meeting must be received by the Company no later than December 18, 2002, in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy for that meeting. In addition, in accordance with Article II, Section 9, of the Bylaws of the Company, proposals of shareholders intended to be presented at the Company's 2003 annual meeting must be presented to the Board of Directors by no later than 90 days prior to that meeting, with such deadline for presentation of proposals estimated to be February 19, 2003.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. However, if any other matter should be properly presented for consideration and voting, it is the intention of the persons named as proxies in the enclosed Proxy to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

                                          By order of the Board of Directors

                                          /s/ RAYMOND S. WILLOCH

                                          RAYMOND S. WILLOCH
                                          Secretary

April 15, 2002

                                (Interface Logo)

IFC01-PS-02

                                  DETACH HERE                            ZIFC12


                             CLASS A COMMON STOCK
                                INTERFACE, INC.


             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                    THE 2002 ANNUAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class A Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 21, 2002, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

       PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.

Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

INTERFACE, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940






                                  DETACH HERE                            ZIFC11

    PLEASE MARK
[X] VOTE AS IN
    THIS EXAMPLE.


-------------------------------------------------------------------
                        INTERFACE, INC.
                      CLASS A COMMON STOCK
-------------------------------------------------------------------
1. Election of Directors.                                               2. In accordance with their best judgment, with respect to
   NOMINEES: (01) Dianne Dillon-Ridgley, (02) June M. Henton,              any other matters that may properly come before the
             (03) Christopher G. Kennedy, (04) James B. Miller, Jr.        meeting.
             (05) Thomas R. Oliver

                    FOR                             WITHHELD
                    ALL    [ ]                  [ ] FROM ALL
                  NOMINEES                          NOMINEES

             [ ]                                                           THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION
                ---------------------------------------------------        OF THE LISTED NOMINEES.
                        For all nominees except as noted above




                                                                           Please be sure to sign and date this Proxy.


                                                                  Co-Owner
Signature:                                  Date:                 Signature:                                  Date:
          ---------------------------------      ----------------           ---------------------------------      ----------------

                                  DETACH HERE                            ZIFB32


                             CLASS B COMMON STOCK
                                INTERFACE, INC.


             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                    THE 2002 ANNUAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints Ray C. Anderson and Daniel T. Hendrix, or either of them, with power of substitution to each, the proxies of the undersigned to vote the Class B Common Stock of the undersigned at the Annual Meeting of Shareholders of Interface, Inc. to be held on May 21, 2002, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" PROPOSAL 1, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.

       PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE
                              ENCLOSED ENVELOPE.

Please sign and date this Proxy exactly as name appears. NOTE: When signing as an attorney, trustee, administrator or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

INTERFACE, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940






                                  DETACH HERE                            ZIFB31

    PLEASE MARK
[X] VOTE AS IN
    THIS EXAMPLE.


--------------------------------------------------------------------
                        INTERFACE, INC.
                      CLASS B COMMON STOCK
--------------------------------------------------------------------
1. Election of Directors.                                               2. In accordance with their best judgment, with respect to
   NOMINEES: (01) Ray C. Anderson, (02) Carl I. Gable,                     any other matters that may properly come before the
             (03) Daniel T. Hendrix, (04) J. Smith Lanier, II,             meeting.
             (05) Leonard G. Saulter, (06) Clarinus C. Th. van Andel

                    FOR                             WITHHELD
                    ALL    [ ]                  [ ] FROM ALL
                  NOMINEES                          NOMINEES

             [ ]                                                           THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION
                ---------------------------------------------------        OF THE LISTED NOMINEES.
                        For all nominees except as noted above




                                                                           Please be sure to sign and date this Proxy.


                                                                  Co-Owner
Signature:                                  Date:                 Signature:                                  Date:
          ---------------------------------      ----------------           ---------------------------------      ----------------